EXHIBIT 99.1

For Immediate Release

PARLUX FRAGRANCES, INC. ANNOUNCES

UNAUDITED FISCAL 2007 EARNINGS

FORT LAUDERDALE, FLORIDA, June 29, 2007, Parlux Fragrances, Inc. (NASDAQ:PARL) announced its unaudited fiscal 2007 results reflecting sales from continuing operations of $134,365,094 compared to its prior year of $106,363,683, an increase of 26%. Unaudited loss from continuing operations, net of taxes, was $27,864,295 compared to prior year income from continuing operations of $692,633. Unaudited income from discontinued operations, net of taxes, was $30,746,527 compared to prior year income from discontinued operations of $22,043,143. Unaudited net income was $2,882,232, or $0.16 per diluted share, compared to prior year net income of $22,735,776, or $1.07 per diluted share.

On June 14, 2007, the Company filed a Form 12b-25, requesting an extension for filing its Annual Report on Form 10-K for the fiscal year ended March 31, 2007. Due to significant changes to its board and senior management during the fourth quarter of fiscal 2007, and well into the current fiscal year, the Company was not able to file its Form 10-K by the filing date without unreasonable effort or expense.

The unaudited financial results for fiscal 2007 are attached, and are subject to any adjustments resulting from the completion of our year-end financial closing and reporting processes. The Company will file its Form 10-K for the fiscal year ended March 31, 2007 as soon as possible.

Conference Call

The Company will host a conference call on Friday, July 20, 2007 at 11:00 a.m. to discuss the Company’s quarterly and annual results and to provide additional outlook on the next quarter. To participate, please call: Participant Toll Free: 866-542-4239 or Participant International: 416-641-6125. A replay of the conference call will also be available from Friday, July 20, 2007 after 1:00p.m., until midnight Friday, July 27, 2007. To access the rebroadcast, Digital Replay Toll Free: 800-408-3053 or Digital Replay International: 416-695-5800 (Digital Pin: 3227865).

About Parlux

Parlux Fragrances, Inc. is a manufacturer and international distributor of prestige products. It holds licenses for Paris Hilton fragrances, watches, cosmetics, sunglasses, handbags and other small leather accessories in addition to licenses to manufacture and distribute the designer fragrance brands of GUESS?, Jessica Simpson, XOXO, Ocean Pacific (OP), Maria Sharapova, Andy Roddick, babyGund, and Fred Hayman Beverly Hills.

Certain Information Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Parlux or its industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, future trends in sales and Parlux’s ability to successfully introduce, acquire, or launch new brands, licenses, or products in a cost-effective manner, general economic conditions and continued compliance with the covenants in our credit facility. Additional risk factors are set forth in the Company’s periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Parlux undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

FOR:

Parlux Fragrances, Inc.

CONTACT:

Neil J. Katz 954-316-9008 Ext. 8116

Raymond J. Balsys Ext. 8106

Web site:

http://www.parlux.com

PARLUX FRAGRANCES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

Fiscal Year Ended March 31,	2007	2006
Net sales:	$134,365,094	$106,363,683

Cost of goods sold:	$75,987,286	$44,410,148

Total operating expenses:	$101,614,716	$60,292,567

(Loss) income from continuing operations, net of taxes	$(27,864,295)	$692,633

Income from discontinued operations, net of taxes	30,746,527	22,043,143

Net income	$2,882,232	$22,735,776

(Loss) income per common share:
Diluted:
Continuing operations	$(1.53)	$0.03
Discontinued operations	$1.69	$1.04
Total	$0.16	$1.07